Exhibit 10.3
EXECUTION COPY
Pegasus Partners IV, L.P.
505 Park Avenue
New York, New York 10022
July 25, 2008
Lighting Science Group Corporation
2100 McKinney Avenue
Suite 1515
Dallas, Texas 75201
Ladies and Gentlemen:
     Lighting Science Group Corporation (the “Company”) has advised Pegasus Partners IV, L.P. (together with its affiliates, the “Lender”), that it will enter into a demand loan with Bank of Montreal on the date hereof for an aggregate principal amount of up to $20,000,000 (the “Demand Loan”). The Company has further advised the Lender that, in connection therewith, in the event that the Demand Loan is called prior to maturity, the Company will obtain a bridge loan (the “Bridge Loan”) in an aggregate principal amount equal to the aggregate principal amount outstanding under the Demand Loan at the time it is called plus $2,000,000, on the terms and conditions set forth in this letter agreement (together with all exhibits and attachments hereto, the “Letter Agreement”); provided that, the aggregate principal amount of the Bridge Loan advanced by the Lender shall not exceed $20,000,000.
     In connection with the foregoing, subject to the occurrence or satisfaction of all the conditions set forth herein (the date such conditions have occurred or been satisfied, the “Closing Date”), the Lender and Company agree that they will enter into the following transactions (collectively, the “Transactions”): (i) the Lender will extend the Bridge Loan pursuant to, and the Company will accept the Bridge Loan and execute a promissory note for the benefit of the Lender in the form attached hereto as Exhibit A (the “Note”); and (ii) the Company will issue warrants to the Lender in the form attached hereto as Exhibit B (the “Warrants”) for the number of shares of Common Stock (as defined in the Warrants) of the Company equal to 33% of the quotient of the aggregate principal amount of the Bridge Loan extended on the Closing Date, divided by $7.00.
     The obligations of the Company and the Lender to enter into the Transactions are subject to: (i) the Demand Loan having been called prior to maturity and the Borrower not having obtained alternative financing the proceeds of which are used to repay the Demand Loan; (ii) with respect to the Lender only, guaranties of the Bridge Loan by all direct and indirect domestic subsidiaries of the Company (the “Guarantors”) having been executed and being in full force; (iii) with respect to the Lender only, the Lender having a valid and perfected security in substantially all the assets of the Company and Guarantors (collectively, the “Collateral”) (including but not limited to: (a) a perfected first-priority pledge of all of the capital stock of all subsidiaries of the Company, and (b) perfected first-priority security interests in, and mortgages on, substantially all tangible and intangible assets of Borrower and each Guarantor (including, but not limited to, cash, deposit accounts (including for the limitation of doubt through control agreements), securities accounts (including for the limitation of doubt through control agreements), accounts receivable, inventory, equipment, general intangibles, investment property, intercompany notes, intellectual property, material fee-owned real property and proceeds of the foregoing); provided that, the pledge of stock of any foreign subsidiary of the Company that secures the obligations of the Company shall be limited to first tier foreign subsidiaries, and with respect thereto, to 100% of non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary; (iv) with respect to the Lender only, the receipt of all fees and expenses owed to the Lender; and (v) with respect to the Lender only, receipt of reasonably satisfactory opinions, certificates and corporate documents customary for transactions of this type.
     As consideration for the Lender’s commitment and agreements under this Letter Agreement with respect to the Transactions, the Company agrees to pay to the Lender, on the Closing Date, the fees set forth in the fee letter dated the date hereof and delivered herewith with respect to the Transactions (the “Fee Letter”).
     The Company agrees (a) to indemnify and hold harmless the Lender and its affiliates, officers, directors, employees, agents, controlling persons, members, advisors, representatives, partners and successors and assigns of each of the foregoing (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Letter Agreement, Fee Letter or the Transactions or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto, and to reimburse each such Indemnified Person upon demand for any reasonable documented out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or any of the officers, directors, employees, agents, controlling persons or members of any of the foregoing; and (b) to reimburse the Lender from time to time for all reasonable documented out-of-pocket expenses (including but not limited to expenses of our due diligence investigation, fees and expenses of any consultants hired, travel expenses and fees, disbursements and other charges of counsel), in each case incurred in connection with the Transactions and the preparation of this Letter Agreement and Fee Letter and any security arrangements in connection therewith. Notwithstanding any other provision of this Letter Agreement, no Indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to the Transactions. The provisions of this paragraph shall survive notwithstanding the execution of the Note and making of the Bridge Loan.
     This Letter Agreement shall not be assignable by you (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons). The

Lender may assign its commitment, obligations and interests hereunder to one or more prospective lenders. This Letter Agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of us and you. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Letter Agreement by facsimile transmission (or other electronic means) shall be effective as delivery of a manually executed counterpart hereof. This Letter Agreement is the only agreement that has been entered into among the parties hereto with respect to the Transactions and set forth the entire understanding of the parties hereto with respect thereto. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE TRANSACTIONS, THIS LETTER AGREEMENT, FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.
     Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Transactions or the other transactions contemplated hereby, this Letter Agreement, Fee Letter or the performance of services hereunder, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Letter Agreement, Fee Letter or the transactions contemplated hereby in any New York State or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     This Letter Agreement is delivered to the Company on the understanding that neither this Letter Agreement and Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, by the Company to any other person except as required by applicable law or compulsory legal process (in which case the Company agrees to inform the Lender promptly thereof to the extent permitted by applicable law and legal process) or regulatory review or if the Lender consents to such proposed disclosure.
     If the foregoing correctly sets forth the agreement among the Company and Lender, please indicate your acceptance of the terms of this Letter Agreement by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on July 25, 2008. The Lender’s commitment hereunder and agreements contained herein will expire at such time in the event that the Lender has not received such executed counterparts in accordance with the immediately preceding sentence. In the event that the Closing Date does not occur on or before the maturity date of the Demand Loan, then this Letter Agreement and the commitment and undertakings of the Lender hereunder shall automatically terminate unless the Lender shall, in its sole discretion, agree to an extension.

     Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.

Very truly yours,

PEGASUS PARTNERS IV., L.P.

By:	Pegasus Investors IV, L.P., its
general partner

By:	Pegasus Investors IV GP, L.L.C., its
general partner

By:	/s/ Richard Weinberg

Name: Richard Weinberg
Title: Vice President
Bridge Commitment Letter Signature Page

Accepted and agreed:
LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Stephen Hamilton
Name:
Title:
Bridge Commitment Letter Signature Page

Exhibit A
Form of Promissory Note
Bridge Commitment Letter Signature Page

Exhibit B
Form of Warrants
Bridge Commitment Letter Signature Page